EXHIBIT 24

                                ESCROW AGREEMENT

This Escrow Agreement (this "AGREEMENT") is made as of this [ ] day of _______, 20__, by and among CHADFIELD LIMITED, a company incorporated under the laws of the British Virgin Islands (the "SECURITY TRUSTEE"), SCAILEX CORPORATION LTD., a company incorporated under the laws of the State of Israel (the "ISSUER"), and HERMETIC TRUST (1975) LTD. a company incorporated under the laws of the State of Israel (the "TRUSTEE", and together with the Issuer and the Security Trustee, the "PARTIES").

                                   WITNESSETH

WHEREAS, the Issuer has issued, on October 28, 2009, US$300,000,000 in aggregate principal amount of Fixed Rate Secured Bullet Notes due 2014 (the "NOTES") such Notes to be governed by the terms of that certain trust deed by and between the Issuer and the Trustee (the "TRUST DEED"); and

WHEREAS, in order to secure its obligations under the Issue Documents (as defined in the Trust Deed) towards the Noteholders, the Trustee and the Security Trustee, the Issuer has created that certain Debenture dated as of October 28, 2009 in favour of the Trustee (for the benefit of the Noteholders, the Trustee and the Security Trustee) (as the same may be amended, supplemented or modified from time to time, and including any additional debenture created pursuant to Sections 4(k) and/or 4(r) of the Conditions, the "DEBENTURE"), pursuant to which the Issuer created on the Purchase Date, INTER ALIA, a first ranking fixed charge over 17,142,858 ordinary shares having a par value of NIS 0.01 each (the "SHARES") of Partner Communications Company Ltd. (the "COMPANY"), together with all rights and privileges attached to such Shares or connected therewith (including, without limitation, dividends and participation in any distributions, bonus shares, voting rights, and any other right vested in the holder of the Shares under any applicable law and the articles of incorporation of the Company); and

WHEREAS, pursuant to the terms and conditions of the Issue Documents upon any Excess Distribution or any Share Substitution (each as defined in the Issue Documents) the Issuer shall create a first ranking fixed charge over additional Shares (and accompanying rights as aforesaid) ("ADDITIONAL SHARES") in favour of the Trustee (for the benefit of the Noteholders, the Trustee and the Security Trustee) in order to secure its obligations under the Issue Documents; and

WHEREAS, pursuant to the Debenture (including any additional debenture executed in relation to any Additional Shares), the Issuer and the Trustee have agreed that subject to the prior written consent of the Israeli Minister of Communications pursuant to Section 4(o) of the Conditions ("MoC APPROVAL"), the Shares (and all Additional Shares) will be transferred and registered in the name of the Security Trustee, free and clear of any lien, charge and rights of any third party (other than under the Debenture) and be maintained in its name in trust for the Trustee (for the benefit of the Noteholders, the Trustee and the Security Trustee, as creditors) and the Issuer (as owner), all in accordance with and subject to the terms and conditions of this Agreement;

WHEREAS, the MoC Approval, a copy of which is attached to this Agreement as Schedule A, was granted on ________;


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WHEREAS, the Parties hereto desire to set forth the terms and conditions of the escrow with respect to the Shares (and Additional Shares, if any) to be held by the Security Trustee pursuant to this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and conditions herein contained, the Parties hereto hereby agree as follows:

     1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the same meaning as ascribed to them in the Trust Deed.

     2. ESCROW AND SHARES. On the date hereof:

          (i) The Trustee shall deliver to the Security Trustee: (a) the share transfer deed(s) pursuant to which the Issuer shall transfer the Shares (and Additional Shares, if any) in the name of the Security Trustee; and
     (b) the share certificate(s) evidencing the Shares (and Additional Shares, if any); To the extent the Trustee shall not have possession of share transfer deed(s) or share certificate(s) in relation to any Additional Shares or that share transfer deed(s) or share certificate(s) in relation to any of the Shares and/or Additional Shares previously in the possession of the Trustee shall have been destroyed, lost or otherwise misplaced, then subject to the rendering by the Trustee of (i) reliable evidence to the destruction, loss or misplacement of such share transfer deed(s) or share certificate(s), and (ii) guarantees and indemnities, as may be reasonably required by the Company in accordance with its customary business practice, the Issuer shall cause the Company to issue and deliver to the Security Trustee duly executed replacement documents;

          (ii) The Security Trustee shall sign the share transfer deed(s) as transferee and the Issuer shall cause the Company to register the Security Trustee as the holder of the Shares (and Additional Shares, if any) in the Company's shareholders' register and deliver (a) proof of such registration to the Security Trustee in the form of a certified copy of the Company's shareholders' register evidencing the registration of the Shares (and Additional Shares, if any) in the name of the Security Trustee and (b) a new share certificate(s) in the name of the Security Trustee evidencing the Shares (and Additional Shares, if any);

          (iii) The Security Trustee shall sign a revocable proxy to the benefit of the Issuer in the form attached hereto as EXHIBIT A (the "PROXY") which shall provide that until such time as the Company receives written revocation of the Proxy executed by the Security Trustee (with a copy to the Issuer and the Trustee), the Issuer shall have the right to participate as proxy and vote by virtue of the Shares (and Additional Shares, if any) registered in the name of the Security Trustee in all general meetings of the Company's shareholders; and

          (iv) The Security Trustee shall sign a revocable instruction letter to the Company in the form attached hereto as EXHIBIT B (the "INSTRUCTION LETTER") which shall provide that until such time as the Company receives written notice executed by the Security Trustee (with a copy to the Issuer and the Trustee), as set forth in Section 4(i) below, any dividends payable by virtue of the Shares (and Additional Shares, if any) registered in the name of the Security Trustee shall be paid directly to the Issuer, or to any other person or entity as the Issuer shall direct in writing.

          It is hereby clarified and agreed that if and to the extent that following the date hereof and performance of the actions set forth in this
     Section 2 above, the Issuer shall pledge any Additional Shares in favour of the Trustee (for the benefit of the Noteholders, the Trustee and the Security Trustee) in order to secure its obligations under the Issue Documents, then the parties shall perform the above actions, MUTATIS MUTANDIS, in relation to any such Additional Shares (and the provisions of this Agreement shall govern such Additional Shares).

     3. ESCROW PERIOD. The Shares (and Additional Shares, if any) shall be held by the Security Trustee in trust for the benefit of (i) the Noteholders, the Trustee and the Security Trustee, as creditors, and (ii) the Issuer, as owner, for the entire period in which Shares (and Additional Shares, if any) shall be pledged in favour of the Trustee or until the Trustee or the Noteholder/s, as the case may be, exercise their rights with respect to the Shares (and Additional Shares, if any) pursuant to the terms of the Debenture (which ever occurs earlier) (the "ESCROW PERIOD").

     4. INSTRUCTING THE SECURITY TRUSTEE. Unless otherwise specified in writing by the Trustee, the Security Trustee shall only accept instructions from the Trustee.

          (i) In the event that the Trustee shall serve written notice on the Security Trustee that a Default has occurred under the terms of the Notes, the Security Trustee shall send a written notice to the Company (with a copy to the Issuer and the Trustee) (a) terminating the Proxy and the Instruction Letter and (b) instructing the Company to pay any dividends payable by virtue of the Shares (and Additional Shares, if any) registered in the name of the Security Trustee to account no. 101-014504 in the name of the Issuer at HSBC Bank plc Tel-Aviv branch, and this until further notice from the Security Trustee, in each case unless otherwise instructed by the Trustee.

          (ii) In the event that the Trustee shall serve written notice on the Security Trustee that an Event of Default has occurred, the Security Trustee shall (a) to the extent the Security Trustee was not instructed to terminate the Proxy and/or the Instructions Letter prior to such date, send a written notice to the Company terminating the Proxy and the Instructions Letter and instruct the Company to pay dividends payable by virtue of the Shares (and Additional Shares, if any) registered in the name of the Security Trustee to the account specified in Section 4(i)(b) above; and (b) take such action as the Trustee shall direct in order to enforce the security interest created under the Debenture (including any additional debenture executed in relation to any Additional Shares).

          (iii) In the event that the Trustee shall serve written notice on the Security Trustee notifying the Security Trustee that all amounts due in respect of the Notes have been paid in full, the Security Trustee shall transfer the Shares (and Additional Shares, if any) into the name of the Issuer by delivery to the Issuer of share certificate or certificates evidencing the Shares (and Additional Shares, if any) and a signed share transfer deed in the form of EXHIBIT C in the name of the Issuer.

     5. COMMUNICATION WITH SECURITY TRUSTEE; ADDITIONAL ACTIONS BY THE SECURITY TRUSTEE

          (i) The Security Trustee shall only accept instructions by telefax, hand delivery or mail or by a combination of these methods.

          (ii) The Security Trustee shall be entitled to request information relating to any instructions so as to satisfy itself that such instructions comply with the requirements of this Agreement and do not in any manner contravene any applicable law.

          (iii) It is agreed that any obligation on the part of the Security Trustee hereunder is at all times subject to the condition that (a) the action requested is lawful and (b) there is not in force any regulatory order, instruction or request contrary to the action requested. The Security Trustee shall be entitled to determine, in its sole discretion, whether the conditions stated in (a) or (b) above are satisfied.

     6. EXCULPATORY PROVISIONS.

          (i) The Security Trustee shall be obligated only for the performance of such duties as are specifically set forth herein. The Security Trustee shall not be liable for forgeries or false documentations or presentations provided to it and which it relied upon in good faith. The Security Trustee shall not be liable for any act done or omitted hereunder as Security Trustee except for any act done or omitted with willful misconduct, willful default or fraud.

     The duties of the Security Trustee shall be entirely administrative and not discretionary. The Security Trustee shall be obligated to act only in accordance with written instructions received by it as provided in this Agreement. Notwithstanding the aforesaid, the Security Trustee will be authorized to comply with any orders, judgments or decrees of any court with competent jurisdiction and shall not be liable, and shall not be deemed to have acted with willful misconduct, willful default or fraud as a result of its compliance with the same. In case the Security Trustee obeys or complies with any such order, judgment or decree of any competent court, the Security Trustee shall not be liable to any of the other Parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside or vacated.

     The Security Trustee may consult with a reputable Israeli legal counsel, in connection with its duties hereunder or as to any other matter relating to this Agreement, and such reasonable fees and expenses may be charged to, and paid by the Issuer, in respect of any question arising under this Agreement, and the Security Trustee shall not be liable, and shall not be deemed to have acted with willful misconduct, willful default or fraud for any action taken or omitted in good faith upon advice of such counsel.

     The Security Trustee shall not be required to expend or risk any of its own funds or otherwise incur any financial liability (including tax liability) in the performance of any of its duties hereunder and it shall be fully reimbursed by the Issuer for such financial liability incurred by it.

     The Security Trustee will be under no obligation whatsoever to review any additional documents between the Issuer and the Trustee other than this Agreement.

          (ii) The Security Trustee shall not be liable in any respect on account of the identity, authority or rights of the Parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for thereunder and it may rely absolutely upon the genuineness and authorization of the signature and purported signature of any Party and upon any instruction, notice, release, receipt or other document delivered to it pursuant to this Agreement.

          (iii) At such time as the Security Trustee shall no longer be registered as the owner of the Shares (and the Additional Shares, if any) in accordance with the terms of this Agreement, including but not limited to by reason of the Security Trustee's resignation in accordance with the terms hereof, the Security Trustee shall have no further duties, responsibilities or obligations hereunder.

          (iv) If any controversy arises between the Parties hereto or with any third Person, the Security Trustee shall not be required to determine the same or to take any action, but the Security Trustee in its discretion may institute such interpleader or other proceedings, in any court of competent jurisdiction, in connection therewith as the Security Trustee may deem proper, and in following either course, the Security Trustee shall not be liable and shall be indemnified and held harmless by the Issuer in respect thereof to the Security Trustee's satisfaction.

          (v) Should the Security Trustee be subject to regulatory investigation in any country due to actions on the part of any of the Parties or any connected and/or related Person, it is declared that the Security Trustee is authorized to comply with all statutory, professional and regulatory requirements in a reasonable manner, including the disclosure of the identity of the Parties and the transactions carried out through the Parties.

     7. ALTERATION OF DUTIES. The duties of the Security Trustee may be altered, amended, modified or revoked only by a written document signed by all Parties including the Security Trustee.

     8. RESPONSIBILITIES OF ISSUER. The Issuer hereby covenants and agrees to
(i) fulfill all obligations of a shareholder under any Applicable Law and/or the Articles of Association of the Company, including by virtue of being an Interested Party in the Company and (ii) report to the Trustee as to any resolution which was passed at the general meetings of the Company in which the Issuer was given a power of attorney to vote, whether or not the Issuer actually voted, provided, however, that solely in relation to sub-section (ii) of this
Section 8, as long as the Company's securities are listed on the Tel-Aviv Stock Exchange, the Issuer shall be exempt from such obligation if it referred the Trustee, in accordance with Section 4.11 of the Debenture, to the Company's report advising the public on the convening of such general meeting.

Notwithstanding any other provision contained herein, the Security Trustee shall not be obliged to provide the Issuer with notices or any other information of any kind whatsoever which shall be received by the Security Trustee from the Company. The Issuer hereby acknowledges (and the Security Trustee agrees) that insofar as the Issuer requires such notices or other of information as aforesaid, it may obtain such relevant notices or information from the Company or otherwise, notwithstanding that the Issuer does not appear or shall not appear in the register of shareholders of the Company.

     9. RESIGNATION AND REMOVAL OF THE SECURITY TRUSTEE.

     Notwithstanding any other provision contained herein, the Security Trustee may resign as Security Trustee at any time with or without cause by giving at least 30 (thirty) days' prior written notice to each of the Issuer and the Trustee, provided that the retirement of any Security Trustee shall become effective only after an alternate security trustee shall have been appointed as set forth below.

     In addition, the Issuer and the Trustee (subject to approval by way of an Extraordinary Resolution or a Written Resolution pursuant to the Trust Deed) may jointly remove the Security Trustee as Security Trustee at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Security Trustee, which instrument shall designate the effective date of such removal.

     In the event of any such resignation or removal, a successor Security Trustee, which shall be a bank, law firm, or trust company organized under the laws of the State of Israel, shall be appointed by the Trustee (subject to approval by way of an Extraordinary Resolution or a Written Resolution pursuant to the Trust Deed) with the approval of the Issuer, which approval shall not be unreasonably withheld or delayed. Any such successor Security Trustee shall deliver to the Issuer and the Trustee a written instrument accepting such appointment, and thereupon and subject to approval by the Ministry of Communications it shall succeed all the rights and duties of the Security Trustee hereunder and shall be entitled to receive and hold the Shares (and Additional Shares, if any) according to the terms of this Agreement, provided that the Security Trustee may not transfer the Shares (and Additional Shares, if any) to any successor Security Trustee until it has received written notice from the Issuer and the Trustee of such appointment and acceptance, such notice to include the identity of the successor Security Trustee.

     10. FURTHER INSTRUMENTS. If the Security Trustee reasonably requires other or further instruments in connection with the performance of its duties hereunder, the necessary Parties shall join in furnishing such instruments without delay.

     11. DISPUTES. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the Shares (and Additional Shares, if any) registered in the name of the Security Trustee hereunder, the Security Trustee is authorized and directed to act in accordance with, and in reliance upon, the terms hereof.

     12. ESCROW FEES AND EXPENSES. The reasonable fees of any successor Security Trustee, which is not an affiliate of the Investor, and the reasonable expenses of the Security Trustee (including any successor Security Trustee) shall be paid for by the Issuer.

     13. INDEMNIFICATION. In consideration of the Security Trustee's acceptance of this appointment, the Issuer agrees, to indemnify and hold the Security Trustee and any of its employees and representatives (the "INDEMNIFIED PERSONS") harmless as to any liability, claim, loss, damage, cost or other expense incurred by any Indemnified Person by reason of its having accepted such appointment or in carrying out the terms hereof, and to reimburse such Indemnified Person for all its reasonable costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; PROVIDED, HOWEVER, that no indemnity will be paid in case of the Security Trustee's willful misconduct, willful default, fraud or gross negligence in relation to its duties under this Agreement.

     14. GENERAL.

          (i) Any notice given hereunder shall be sent to the following addresses:

        FOR THE ISSUER:

        If to the Issuer:              Scailex Corporation Ltd.
                                       48 Ben Zion Galis St,
                                       Segula Industrial Park,
                                       Petach Tikva, Israel 49277
                                       Facsimile: +972 3 930 0424
                                       Attn.: CEO

        With a copy to (which  shall   Yossi Avraham & Co.
        not constitute notice):        Advocates
                                       3 Daniel Frisch St.
                                       Tel Aviv,  Israel 64731
                                       Facsimile: +972 - 3 - 6963801
                                       Attn: Yossi Avraham, Adv.

        If to the Trustee              Hermetic Trust (1975) Ltd.
                                       113 Hayarkon Street
                                       Tel-Aviv, Israel
                                       Facsimile: +972-3-5271736
                                       Attn: Chairman of Board or Joint CEO

        If to the Security Trustee     Chadfield Limited,
                                       P.O. Box 957,  Offshore Corporations
                                       Centre, Road Town,
                                       Tortola, the British Virgin Islands
                                       Facsimile No.:+1284 494 5132;
                                       Attn: Director.

        With copies to (which  shall   c/o 1 Coleman Street, #08-07 The Adelphi,
        not constitute notice):        Singapore;
                                       Facsimile No: +65 6448 1512
                                       Attn: Robin Sng, Director

                                       c/o 22/F, Hutchison House,
                                       10 Harcourt Road
                                       Hong Kong
                                       Facsimile: + 852 2128 1778
                                       Attn: Company Secretary
     or to such other address as any Party may have furnished in writing to the other Parties in the manner provided above. Every notice or other communication sent to or delivered in person or by courier service shall be deemed to have been given upon delivery, those given by facsimile transmission shall be deemed given on the Business Day following transmission with confirmed answer back, and all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given five (5) Business Days after posting. All notices shall be made in English.

The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

          (ii) This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

          (iii) No Party may, without the prior express written consent of each other Party, assign this Agreement in whole or in part. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Parties hereto

          (iv) As between the Parties hereto, in the event that the terms of this Agreement conflict in any way with the provisions of the Debenture or any of the other documents referred to in the Debenture, the provisions of this Agreement shall prevail.

          (v) This Agreement and all matters arising from or connected with it are governed by, and shall be construed in accordance with, the laws of the State of Israel, without regard to conflict of law principles thereof.

          (vi) The competent courts of Tel Aviv - Jaffa have exclusive jurisdiction to settle any dispute (a "Dispute"), arising from or connected with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) or the consequences of its nullity.

          (vii) The Parties hereto acknowledge and agree that English shall be the governing language in this Escrow Agreement, irrespective of any translations, whether official or unofficial, into any other language.

                   [REMINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the date first above written.

SCAILEX CORPORATION LTD.

_____________________________________

By:    ______________________________

Name:  ______________________________

Title: ______________________________


HERMETIC TRUST (1975) LTD.

_____________________________________

By:    ______________________________

Name:  ______________________________

Title: ______________________________


CHADFIELD LIMITED

_____________________________________

By:    ______________________________

Name:  ______________________________

Title: ______________________________

                                    EXHIBIT A

                                  FORM OF PROXY

The undersigned, CHADFIELD LIMITED being the registered holder of 17,142,858 ordinary shares of Partner Communications Company Ltd. (the "COMPANY") numbered _________ to (and including) _____________ hereby appoints Scailex Corporation Ltd. to act as its proxy to, participate and vote by virtue of the said shares at any meeting of the shareholders of the Company and at any adjournment thereof.

This proxy shall remain in full force and effect until such time as you receive written revocation of the same executed by the undersigned.

Signed this_____day of______________, 2009


________________________

CHADFIELD LIMITED

By: ______________

Title: ___________

                                    EXHIBIT B

                           FORM OF INSTRUCTION LETTER

The undersigned, Chadfield Limited being the registered holder of 17,142,858 ordinary shares of Partner Communications Company Ltd. (the "COMPANY") numbered _________ to (and including) _____________ hereby instructs the Company that any dividends payable in respect of the shares registered in the name of Chadfield Limited shall be paid directly to Scailex Corporation Ltd. ("SCAILEX") (to such account as Scailex shall notify you in writing from time to time) or to any other person or entity as Scailex shall direct in writing, until such time as the Company receives written revocation of this Instruction Letter executed by the undersigned.

Signed this_____day of______________, 2009



________________________

CHADFIELD LIMITED

By: ______________

Title: ___________

                                   EXHIBIT C

                              SHARE TRANSFER DEED

                                DEED OF TRANSFER

The undersigned, _______________ (hereinafter: the "TRANSFEROR") of ___________________________, do hereby transfer to
__________________________________ (hereinafter: the "TRANSFEREE") of
__________________________________, __________________ Ordinary Shares of
nominal value NIS 0.01 each, (hereinafter the "SHARES"), in Partner Communications Company Ltd. (hereinafter: the "COMPANY") to hold unto the Transferee, its executors, administrators and assigns, subject to the same terms and conditions on which we held the same at the time of the execution hereof, and the undersigned, the said Transferee, do hereby agree to take the said Shares subject to the aforesaid terms and conditions.

IN WITNESS WHEREOF WE HAVE HEREUNTO SET OUR HANDS THIS _____ DAY OF _________,
_____

The Transferor:                              The Transferee:

___________________________                  __________________________

Name: ______________________                 Name: ______________________

Title: ______________________                Title: ______________________

Signatures : __________________              Signatures : __________________

Witness to the Signature of the              Witness to the Signature of the
Transferor:                                  Transferee:

Name: ______________________                 Name: ______________________

Signatures : __________________              Signatures : __________________